EXHIBIT 32

Certification of Periodic Report by the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certifies that (i) the Quarterly Report of Shore Bancshares, Inc. on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.

Date: November 5, 2010	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President/Chief Executive Officer

Date: November 5, 2010	By:	/s/ Susan E. Leaverton
Susan E. Leaverton, CPA
Treasurer/Principal Accounting Officer